As filed with the Securities and Exchange Commission on September 9, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

PEET’S COFFEE & TEA, INC.
(Exact name of registrant as specified in its charter)

Washington	91-0863396
(State of Incorporation)	(I.R.S. Employer Identification No.)
______________________

1400 Park Avenue
Emeryville, California 94608-3520
(510) 594-2100
(Address of principal executive offices)

______________________

2010 Equity Incentive Plan
(Full title of the plans)

Patrick J. O'Dea
President and Chief Executive Officer
PEET’S COFFEE & TEA, INC.
1400 Park Avenue
Emeryville, California 94608-3520
(510) 594-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copies to:
Kenneth L. Guernsey, Esq.
Cooley LLP
101 California Street, 5th floor
San Francisco, CA 94111-5800
(415) 693-2000
______________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (no par value)	750,000	$55.46	$41,595,000.00	$4,829.18

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Peet’s Coffee & Tea, Inc. (“Registrant” or “Company”) 2010 Equity Incentive Plan (pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”)) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq Global Select Market on September 2, 2011 for shares available for grant pursuant to the 2010 Equity Incentive Plan (pursuant to Rule 457(c) under the Act).

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission on July 9, 2010 (File No. 333-168045) (the "Original Registration Statement").  The contents of the Original Registration Statement are incorporated herein by reference.  The 750,000 shares of Common Stock registered hereon are to be issued under the Company's 2010 Equity Incentive Plan.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley LLP

10.1*	2010 Equity Incentive Plan, as amended, and form of Stock Option Agreement.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

*	Incorporated by reference to the like-numbered exhibit filed with the Company’s current report on Form 8-K filed on May 27, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on this 9th day of September, 2011.

Peet’s Coffee & Tea, Inc.

By:	/s/ PATRICK J. O’DEA
Patrick J. O'Dea
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick J. O'Dea and Thomas P. Cawley, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK J. O’DEA	President, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2011
Patrick J. O’Dea

/s/THOMAS P. CAWLEY	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 9, 2011
Thomas P. Cawley

/s/JEAN-MICHEL VALETTE	Chairman	September 9, 2011
Jean-Michel Valette

/s/GERALD BALDWIN	Director	September 9, 2011
Gerald Baldwin

/s/HILARY BILLINGS	Director	September 9, 2011
Hilary Billings

/s/DAVID DENO	Director	September 9, 2011
David Deno

/s/TED W. HALL	Director	September 9, 2011
Ted W. Hall

/s/MICHAEL LINTON	Director	September 9, 2011
Michael Linton

/s/ELIZABETH SARTAIN	Director	September 9, 2011
Elizabeth Sartain

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EXHIBITS

Exhibit Number

5.1	Opinion of Cooley LLP

10.1*	2010 Equity Incentive Plan, as amended, and form of Stock Option Agreement.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

*	Incorporated by reference to the like-numbered exhibit filed with the Company’s current report on Form 8-K filed on May 27, 2011.

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